                                                                  (CONVERA LOGO)

                                            Contact:   John R. Polchin
                                                       Chief Financial Officer
                                                       Convera
                                                       703.761.3700
                                                       jpolchin@convera.com


                 CONVERA REPORTS FIRST QUARTER FINANCIAL RESULTS

VIENNA, VA., MAY 24, 2006 - Convera Corporation (NASDAQ: CNVR), a leading provider of search technologies to commercial enterprises and government agencies, today announced financial results for the three-month period ended April 30, 2006.

Revenue for the first quarter of fiscal 2007 totaled $4.7 million, an 8% decrease when compared to the year-ago quarter. The decline in reported revenue is attributable to the Company's continuing efforts to transform its legacy software business model to a broader, Web-centric search platform through its Excalibur offering. The first quarter results were driven by two sizeable federal government contracts, the first with the U.S. Treasury Department, the second with a U.S. Government Intelligence Agency. These contracts totaled approximately $1.8 million in total revenues collectively, of which approximately $1.5 million was recognized during the period.

The net loss for the three-month period ended April 30, 2006 was $10.2 million or $0.20 per share, compared to a net loss of $2.5 million, or $0.06 per share, for the comparable year-ago period. The Company's adoption of FAS 123(R) - Share-Based Payment which took effect February 1, 2006 and resulted in a charge of approximately $1.4 million, coupled with the amortization of previously capitalized software development costs associated with the Excalibur offering which totaled approximately $1.0 million, contributed to the increase in the Company's net loss for the first quarter versus the year-ago quarter. Increased hosting expenses associated with the Company's second AT&T data center (not in service during the year-ago quarter) to support the Excalibur offering also negatively impacted the year-over-year net loss.

Cash and investments as of April 30, 2006 totaled $64.0 million. This balance is inclusive of approximately $36.7 million of net proceeds from the Company's February 2006 private placement and the retirement of the Silicon Valley Bank debt facility.

"We continue to make significant strides in bringing our Excalibur Web offering to selected markets. The recent addition of United Business Media plc broadens our offering to the publishing sector while we continue to demonstrate our leadership position within the U.S. Federal Government. These two market segments will be our primary focus as we progress throughout fiscal 2007 as we believe both offer significant opportunities for our search products", stated, Patrick C. Condo, Convera's President and Chief Executive Officer.

IN OTHER NEWS

The Company's Annual Shareholder meeting will be held on July 18, 2006 at the Company's offices located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182. The meeting is scheduled to begin promptly at 10 a.m. EST.

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PAGE 2 - CONVERA REPORTS FIRST QUARTER FINANCIAL RESULTS


The attached financial information compares the results of operations for the three-month period ended April 30, 2006 to the same period in 2005 and the balance sheet as of April 30, 2006 to the balance sheet as of January 31, 2006.


ABOUT CONVERA

Convera is a leading provider of search technologies to commercial enterprises and government agencies. Through its two offerings, Excalibur(TM), a newly developed Web search solution, and RetrievalWare(R), its enterprise search product, Convera offers unique search technology capable of providing an integrated results page derived from both intranet and Internet content. Convera's technologies manage vast stores of structured and unstructured information that exist within internal repositories and on the Web by providing highly scalable, fast, accurate and secure search capabilities across text, video, image and audio information, in multiple languages. More than 900 customers in 40 countries rely on Convera search solutions to power a broad range of mission-critical applications. For more information, contact Convera at 800-755-7005, via e-mail at info@convera.com or on the Web at www.convera.com.


This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; the ability of the Excalibur offering to achieve market acceptance; continued success in technological advances and development including the Excalibur Web offering; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners.


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PAGE 3 - CONVERA REPORTS FIRST QUARTER FINANCIAL RESULTS


THE CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE COMPANY APPEAR BELOW AND ARE PRESENTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES. ALL AMOUNTS, EXCEPT PER SHARE AMOUNTS, ARE EXPRESSED IN THOUSANDS OF U.S. DOLLARS.

                                                          THREE MONTHS ENDED
                                                              APRIL 30,
                                                        2006             2005
                                                        ----             ----
                                                    (unaudited)      (unaudited)
REVENUES:
    License                                           $  2,294         $  2,187
    Services                                               528              840
    Maintenance                                          1,846            2,051
                                                      --------         --------
                Total revenues                           4,668            5,078
                                                      --------         --------
EXPENSES:
  Cost of Revenues
        License                                            530              430
        Services                                         2,260              828
        Maintenance                                        264              221
    Sales and marketing                                  2,661            2,196
    Research and product development, gross              3,629            3,940
    Capitalized research and development costs              --           (2,286)
    General and administrative                           3,535            2,300
    Restructuring charge                                    --              (56)
    Stock option expense                                 1,380               --
    Amortization of capitalized R&D costs                1,014               --
                                                      --------         --------
                 Total expenses                         15,273            7,573
                                                      --------         --------
OPERATING LOSS                                         (10,605)          (2,495)

OTHER INCOME, NET                                          373               26
                                                      --------         --------
NET LOSS                                              $(10,232)        $ (2,469)
                                                      ========         ========

NET LOSS PER COMMON SHARE - BASIC & DILUTED           $  (0.20)        $  (0.06)
                                                      ========         ========
WEIGHTED-AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING - BASIC & DILUTED                50,773           38,351


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PAGE 4 - CONVERA REPORTS FIRST QUARTER FINANCIAL RESULTS


THE CONDENSED, CONSOLIDATED BALANCE SHEETS FOR THE COMPANY APPEAR BELOW AND ARE PRESENTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES. ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF U.S. DOLLARS.

 ASSETS                                        APRIL 30, 2006   JANUARY 31, 2006
                                               --------------   ----------------
                                                 (unaudited)
CURRENT ASSETS
         Cash and cash equivalents                    $63,924           $37,741
         Short term investments                            71                71
         Accounts receivable, net                       4,890             4,364
         Prepaid expenses and other                     2,186             2,396
                                                      -------           -------
                    Total current assets               71,071            44,572

         Other assets, net                              8,903             9,971
         Goodwill and other intangible assets           2,505             2,572
         Capitalized research and
           development costs                            6,095             7,102
                                                      -------           -------
                    TOTAL ASSETS                      $88,574           $64,217
                                                      =======           =======


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
         Accounts payable                             $ 1,786           $ 1,367
         Accrued expenses                               2,761             2,680
         Deferred revenues                              3,758             3,931
         Current maturities of
            long-term debt                                 --             1,283
                                                      -------           -------
                     Total current liabilities          8,305             9,261

         Other long-term liabilities                       --             3,717
         Deferred revenues - long term                    336               398
                                                      -------           -------
                     TOTAL LIABILITIES                  8,641            13,376

SHAREHOLDERS' EQUITY                                   79,933            50,841

                     TOTAL LIABILITIES &
                       SHAREHOLDERS' EQUITY           $88,574           $64,217
                                                      =======           =======

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